BDO Seidman, LLP
Accountants and Consultants

One Market - Spear Tower,
Suite 1100
San Francisco, California
94105-1011
Telephone: (415) 397-7900
Fax: (415) 397-2161

September 4, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-KA for the event that occurred on August 28, 2007, to be filed by, Neonode, Inc (formerly SBE, Inc). We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO Seidman, LLP